Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 9, 2015, Rentech Nitrogen Partners, L.P. (“RNP”), a majority owned subsidiary of Rentech, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which RNP and Rentech Nitrogen GP, LLC (the “General Partner”), the general partner of RNP and a wholly owned subsidiary of the Company, would merge with affiliates of CVR Partners, L.P. (“CVR”), and RNP and the General Partner would cease to be subsidiaries of the Company and would become wholly-owned subsidiaries of CVR (the “Merger”). On April 1, 2016, the parties to the Merger Agreement completed the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding common unit representing a limited partner interest in RNP (each, a “RNP Common Unit”), other than certain RNP Common Units held by affiliates of CVR, was converted into the right to receive (a) 1.04 common units of CVR (“CVR Common Units”) and (b) $2.57 in cash, without interest (collectively, the “Merger Consideration”). In connection with the consummation of the Merger, the Company used a portion of the Merger Consideration proceeds (i) to repurchase and retire all $100 million of its Series E Convertible Preferred Stock (“Preferred Stock”) held by funds managed by or affiliated with GSO Capital Partners LP (the “GSO Funds”) and (ii) to repay approximately $42 million of term loan indebtedness (the “Tranche A Loans”) held by the GSO Funds under the Second Amended and Restated Term Loan Credit Agreement, by and among Rentech Nitrogen Holdings, Inc., a wholly owned subsidiary of the Company, the GSO Funds, as lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

On March 14, 2016, RNP completed the sale of Rentech Nitrogen Pasadena Holdings, LLC (“Pasadena Holdings”) to Pasadena Commodities International, LLC, an affiliate of Interoceanic Corporation. The transaction calls for an initial cash payment to RNP of $5.0 million and a cash working capital adjustment, which is expected to be approximately $6.0 million, after confirmation of the amount within ninety days of the closing of the transaction. The purchase agreement also includes a milestone payment which would be paid to RNP unitholders equal to 50% of the facility’s EBITDA, as defined in the purchase agreement, in excess of $8.0 million cumulatively earned over the next two years. A Current Report on Form 8-K regarding the sale of Pasadena Holdings was filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2016. The Merger and the sale of Pasadena Holdings are collectively referred to as the Dispositions.

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of adjustments to the Company’s historical consolidated financial statements to give effect to the Dispositions. The unaudited pro forma condensed consolidated statements of operations for the three years ended December 31, 2015 are presented as if the Dispositions had occurred as of January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is presented as if the Dispositions had occurred on December 31, 2015.

The unaudited pro forma condensed consolidated financial statements are being provided for informational purposes only and are not necessarily indicative of the results of operations or financial position that would have resulted if the Dispositions had actually occurred on the dates indicated and are not intended to project the Company’s results of operations or financial position for any future period. The unaudited adjustments are based on estimates, available information, and certain assumptions that the Company believes are reasonable, as described in the accompanying notes. The pro forma adjustments reflect the impact of events directly attributable to the Dispositions and related transaction agreements that are factually supportable, and for purposes of the statements of operations, are expected to have a continuing impact on the Company. The pro forma financial statements do not reflect any assumed proceeds from the milestone payment. The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 15, 2016.

RENTECH, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2015

(Amounts in thousands)

		Pro Forma Adjustments
	Company Historical	Adjustment to Eliminate Pasadena Holdings (1)	Adjustment to Eliminate RNP, excl. Pasadena Holdings (2)	Adjustments		Pro Forma
Current Assets
Cash	$41,708	$(8,589)	—	$55,496	(3)	$88,615
Accounts receivable, net	11,945	(2,450)	—	—		9,495
Inventories	45,529	(21,758)	—	—		23,771
Prepaid expenses and other current assets	7,296	(3,512)	—	—		3,784
Other receivables, net	3,450	(344)	—	—		3,106
Assets of discontinued operations	27,201	—	(27,095)	—		106
Total current assets	137,129	(36,653)	(27,095)	55,496		128,877
Property, plant and equipment, net	242,510	(1,810)	—	—		240,700
Construction in progress	5,134	(895)	—	—		4,239
Other assets
Goodwill	40,255	—	—	—		40,255
Intangible assets	36,084	—	—	—		36,084
Deposits and other assets	4,530	(71)	—	—		4,459
Property held for sale	2,359	—	—	—		2,359
Investment in CVR		—	—	60,025	(4)	60,025
Assets of discontinued operations	182,290	—	(180,602)	—		1,688
Total other assets	265,518	(71)	(180,602)	60,025		144,870
Total assets	$650,291	$(39,429)	$(207,697)	$115,521		$518,686
Current liabilities
Accounts payable	$17,281	$(5,015)	—	—		12,266
Accrued payroll and benefits	6,858	(1,518)	—	—		5,340
Accrued liabilities	22,802	(4,126)	—	(375)	(5)	18,301
Deferred revenue	12,187	(10,786)	—	—		1,401
Current portion of long-term debt	18,744	—	—	—		18,744
Accrued interest	337	—	—	—		337
Other	2,554	(377)	—	—		2,177
Liabilities of discontinued operations	32,606	—	(31,649)	—		957
Total current liabilities	113,369	(21,822)	(31,649)	(375)		59,523
Long-term liabilities
Debt	157,268	—	—	(40,360)	(6)	116,908
Earn-out consideration	871	—	—	—		871
Asset retirement obligation	4,270	(4,047)	—	—		223
Deferred income taxes	7,301	—	—	—		7,301
Other	3,216	(1,541)	—	—		1,675
Liabilities of discontinued operations	348,576	—	(348,576)	—		—
Total long-term liabilities	521,502	(5,588)	(348,576)	(40,360)		126,978
Total liabilities	634,871	(27,410)	(380,225)	(40,735)		186,501
Mezzanine equity
Series E convertible preferred stock	95,840	—	—	(95,840)	(7)	—
Stockholders' equity (deficit)
Common stock	230	—	—	—		230
Additional paid-in capital	543,724	(160,991)	—	—		382,733
Accumulated deficit	(531,971)	153,995	102,894	252,096	(8)	(22,986)
Accumulated other comprehensive loss	(27,204)	(172)	—	—		(27,376)
Total Rentech stockholders' equity (deficit)	(15,221)	(7,168)	102,894	252,096		332,601
Noncontrolling interests	(65,199)	(4,851)	69,634	—		(416)
Total equity (deficit)	(80,420)	(12,019)	172,528	252,096		332,185
Total liabilities and stockholders' equity (deficit)	$650,291	$(39,429)	$(207,697)	$115,521		$518,686

RENTECH, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2015

(Amounts in thousands, except per share data)

		Pro Forma Adjustments
	Company Historical	Adjustment to Eliminate Pasadena Holdings (1)	Adjustment to Eliminate RNP, excl. Pasadena Holdings (2)	Adjustments		Pro Forma
Revenues
Product sales	$222,856	$(137,040)	—	—		$85,816
Service revenues	70,569	—	—	—		70,569
Other revenues	2,419	(2,347)	—	—		72
Total revenues	295,844	(139,387)	—	—		156,457
Cost of sales
Product	219,318	(134,731)	—	—		84,587
Service	53,879	—	—	—		53,879
Total cost of sales	273,197	(134,731)	—	—		138,466
Gross profit	22,647	(4,656)	—	—		17,991
Operating expenses
Selling, general and administrative expense	56,262	(3,937)	—	(3,661)	(3)	48,664
Depreciation and amortization	5,930	(755)	—	—		5,175
Asset impairment	171,878	(160,622)	—	—		11,256
Other expense, net	3,395	—	—	—		3,395
Total operating expenses	237,465	(165,314)	—	(3,661)		68,490
Operating loss	(214,818)	160,658	—	3,661		(50,499)
Other income (expense), net
Interest expense	(10,746)	—	—	3,351	(4)	(7,395)
Gain on fair value adjustment to earn-out consideration	230	—	—	—		230
Other income, net	2,372	(1,425)	—	—		947
Total other expenses, net	(8,144)	(1,425)	—	3,351		(6,218)
Loss from continuing operations before income taxes and equity in loss of investee	(222,962)	159,233	—	7,012		(56,717)
Income tax benefit	(12,417)	(45)	—	—		(12,462)
Loss from continuing operations before equity in loss of investee	(210,545)	159,278	—	7,012		(44,255)
Equity in (income) loss of investee	473	—	—	(7,545)	(5)	(7,072)
Loss from continuing operations	(211,018)	159,278	—	14,557		(37,183)
Income from discontinued operations, net of tax	57,987	—	(57,715)	—		272
Net income (loss)	(153,031)	159,278	(57,715)	14,557		(36,911)
Net (income) loss attributable to noncontrolling interests	38,422	(64,285)	25,633	—		(230)
Preferred stock dividends	(5,280)	—	—	5,280	(6)	—
Net loss attributable to Rentech common shareholders	$(119,889)	$94,993	$(32,082)	$19,837		$(37,141)
Net loss per common share allocated to Rentech common shareholders:
Basic and diluted:
Continuing operations	$(6.50)					$(1.63)
Net loss	$(5.22)					$(1.62)
Weighted-average shares used to compute loss per common share
Basic and diluted:	22,981					22,981

RENTECH, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2014

(Amounts in thousands, except per share data)

		Pro Forma Adjustments
	Company Historical	Adjustment to Eliminate Pasadena Holdings (1)	Adjustment to Eliminate RNP, excl. Pasadena Holdings (2)	Adjustments		Pro Forma
Revenues
Product sales	$196,802	$(136,171)	—	—		$60,631
Service revenues	70,317	—	—	—		70,317
Other revenues	2,062	(2,062)	—	—		—
Total revenues	269,181	(138,233)	—	—		130,948
Cost of sales
Product	206,849	(152,541)	—	—		54,308
Service	57,443	—	—	—		57,443
Total cost of sales	264,292	(152,541)	—	—		111,751
Gross profit	4,889	14,308	—	—		19,197
Operating expenses
Selling, general and administrative expense	61,718	(5,078)	—	(4,723)	(3)	51,917
Depreciation and amortization	4,202	(1,315)	—	—		2,887
Pasadena goodwill impairment	27,202	(27,202)	—	—		—
Other income, net	(293)	(5)	—	—		(298)
Total operating expenses	92,829	(33,600)	—	(4,723)		54,506
Operating loss	(87,940)	47,908	—	4,723		(35,309)
Other income (expense), net
Interest expense	(3,277)	—	—	2,704	(4)	(573)
Loss on debt extinguishment	(850)	—	—	—		(850)
Gain on fair value adjustment to earn-out consideration	(1,033)	—	—	—		(1,033)
Other income, net	618	—	—	—		618
Total other expenses, net	(4,542)	—	—	2,704		(1,838)
Loss from continuing operations before income taxes and equity in loss of investee	(92,482)	47,908	—	7,427		(37,147)
Income tax benefit	(12,316)	(18)	—	—		(12,334)
Loss from continuing operations before equity in loss of investee	(80,166)	47,926	—	7,427		(24,813)
Equity in (income) loss of investee	393	—	—	(7,582)	(5)	(7,189)
Loss from continuing operations	(80,559)	47,926	—	15,009		(17,624)
Income from discontinued operations, net of tax	48,055	—	(44,199)	—		3,856
Net income (loss)	(32,504)	47,926	(44,199)	15,009		(13,768)
Net (income) loss attributable to noncontrolling interests	494	(19,290)	18,864	—		68
Preferred stock dividends	(3,840)	—	—	3,840	(6)	—
Net loss attributable to Rentech common shareholders	$(35,850)	$28,636	$(25,335)	$18,849		$(13,700)
Net loss per common share allocated to Rentech common shareholders:
Basic and diluted:
Continuing operations	$(2.71)					$(0.77)
Net loss	$(1.57)					$(0.60)
Weighted-average shares used to compute loss per common share
Basic and diluted:	22,856					22,856

RENTECH, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended December 31, 2013

(Amounts in thousands, except per share data)

		Pro Forma Adjustments
	Company Historical	Adjustment to Eliminate Pasadena Holdings (1)	Adjustment to Eliminate RNP, excl. Pasadena Holdings (2)	Adjustments		Pro Forma
Revenues
Product sales	$141,262	$(131,170)	—	—		$10,092
Service revenues	48,192	—	—	—		48,192
Other revenues	2,505	(2,505)	—	—		—
Total revenues	191,959	(133,675)	—	—		58,284
Cost of sales
Product	152,864	(143,204)	—	—		9,660
Service	36,592	—	—	—		36,592
Total cost of sales	189,456	(143,204)	—	—		46,252
Gross profit	2,503	9,529	—	—		12,032
Operating expenses
Selling, general and administrative expense	46,529	(4,764)	—	(4,772)	(3)	36,993
Depreciation and amortization	2,800	(3,886)	—	—		(1,086)
Goodwill impairment	30,029	(30,029)	—	—		—
Loss on sale of Pasadena Holdings	—	—	—	148,157	(7)	148,157
Gain on sale of RNP, excluding Pasadena Holdings	—	—	—	(329,454)	(8)	(329,454)
Other expense, net	71	—	—	—		71
Total operating expenses	79,429	(38,679)	—	(186,069)		(145,319)
Operating income (loss)	(76,926)	48,208	—	186,069		157,351
Other income (expense), net
Interest expense	(2,295)	—	—	557	(4)	(1,738)
Gain on fair value adjustment to earn-out consideration	5,122	—	—	—		5,122
Other expense, net	(271)	9	—	—		(262)
Total other expenses, net	2,556	9	—	557		3,122
Income (loss) from continuing operations before income taxes and equity in loss of investee	(74,370)	48,217	—	186,626		160,473
Income tax (benefit) expense	(35,758)	(141)	—	20,000	(9)	(15,899)
Income (loss) from continuing operations before equity in loss of investee	(38,612)	48,358	—	166,626		176,372
Equity in (income) loss of investee	242	—	—	(10,194)	(5)	(9,952)
Income (loss) from continuing operations	(38,854)	48,358	—	176,820		186,324
Income from discontinued operations, net of tax	38,892	—	(43,189)	—		(4,297)
Net income (loss)	38	48,358	(43,189)	176,820		182,027
Net (income) loss attributable to noncontrolling interests	(1,570)	(19,416)	21,045	(72,626)	(10)	(72,567)
Net income (loss) attributable to Rentech common shareholders	$(1,532)	$28,942	$(22,144)	$104,194		$109,460
Net income (loss) per common share allocated to Rentech common shareholders:
Basic:
Continuing operations	$(0.72)					$4.89
Net income (loss)	$(0.07)					$4.71
Diluted:
Continuing operations	$(0.72)					$4.74
Net income (loss)	$(0.07)					$4.56
Weighted-average shares used to compute income (loss) per common share
Basic:	22,614					22,614
Diluted:	22,614					23,370

RENTECH, INC.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements give effect to the Merger and the sale of Pasadena Holdings’ related assets and liabilities. The unaudited pro forma condensed consolidated statements of operations for the three years ended December 31, 2015 are presented as if the sale occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 is presented as if the sale occurred on that date.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

(1)

Reflects the deconsolidation of Pasadena Holdings’ assets and liabilities as if the disposition occurred on December 31, 2015. All amounts are derived from the Company’s historical consolidated financial statements.

(2)

Reflects the deconsolidation of RNP’s assets and liabilities as if the disposition occurred on December 31, 2015. All amounts are derived from the Company’s historical consolidated financial statements.

(3)	Reflects the following adjustments to cash:

Estimated proceeds from sale of Pasadena Holdings (a)	$6,118
Merger cash consideration from CVR (b)	59,753
Payment to the GSO Funds in connection with the repurchase of the Preferred Stock (c)	(10,000)
Cash payment of accrued dividends on the Preferred Stock (d)	(375)
Total adjustments	$55,496

(a)

Reflects the Company’s estimated 60% share of the distributions of net proceeds to RNP unitholders, which is comprised of an initial cash payment of $5.0 million, less transaction costs of $0.7 million, plus a working capital payment of $6.0 million. The working capital payment will be based off actual working capital as of March 14, 2016 pursuant to the purchase agreement for the sale of Pasadena Holdings, but for purposes of the pro forma balance sheet the adjustment has been applied to working capital as of December 31, 2015.

(b)

Reflects the Company’s cash consideration from the Merger, which is calculated by multiplying $2.57 per unit times 23,250,000, the number of RNP Common Units held by the Company at the time of the Merger.

(c)

Reflects payment to the GSO Funds for repurchase of the Preferred Stock in connection with the Merger. To repurchase the Preferred Stock from the GSO Funds, the Company exchanged approximately 11.6 million CVR Common Units and made a cash payment of $10.0 million to the GSO Funds.

(d)	Reflects payment of accrued dividends to the GSO Funds on the Preferred Stock required upon repurchase of the Preferred Stock.
(4)	Reflects the following adjustments to investment in CVR:

Fair value of CVR Common Units received (a)	$202,145
Fair value of CVR Common Units paid to the GSO Funds for Preferred Stock (b)	(97,084)
Fair value of CVR Common Units paid to the GSO Funds for Tranche A Loans (c)	(45,036)
Total adjustments	$60,025

(a)

Reflects the fair value of the approximately 24.2 million CVR Common Units received by the Company, which is based on the closing price for CVR Common Units on March 31, 2016 of $8.36 per unit. The Company received 1.04 CVR Common Units for each RNP Common Unit held by the Company at the closing of the Merger.

(b)

Reflects the fair value of the approximately 11.6 million CVR Common Units paid to the GSO Funds to repurchase the Preferred Stock, which is based on the closing price for CVR Common Units on March 31, 2016 of $8.36 per unit.

(c)

Reflects the fair value of the approximately 5.4 million CVR Common Units paid to the GSO Funds to pay down the Tranche A Loans, which is based on the closing price for CVR Common Units on March 31, 2016 of $8.36 per unit.

(5)	Reflects elimination of accrued dividends on Preferred Stock, which were repurchased and cancelled in connection with the Merger.

(6)	Reflects the following adjustments to debt:

Debt payment to the GSO Funds (a)	$(41,750)
Proportional write-off of discount and debt issuance costs for Tranche A Loans (b)	1,390
Total adjustments	$(40,360)

(a)	Reflects the debt payment for the Tranche A Loans, which reduced the outstanding principal balance of Tranche A Loans from $50.0 million to approximately $8.2 million.
(b)	Reflects the proportional write-off of discount and debt issuance costs related to the Tranche A Loans.
(7)	Reflects the repurchase of the Preferred Stock, which was exchanged for CVR Common Units we received in the Merger and a cash payment of $10.0 million.
(8)	Reflects the following adjustments to accumulated deficit:

Estimated proceeds from the sale of Pasadena Holdings (a)	$6,118
Cash consideration from the Merger (b)	59,753
CVR Common Units consideration from the Merger (c)	202,145
Loss from payoff of Preferred Stock (d)	(11,244)
Loss from pay-down of Tranche A Loans (e)	(3,286)
Proportional write-off of discount and debt issuance costs for Tranche A Loans (f)	(1,390)
Total adjustments	$252,096

(a)

Reflects the Company’s estimated 60% share of the distributions of net proceeds to RNP unitholders, which is comprised of an initial cash payment of $5.0 million, less transaction costs of $0.7 million, plus a working capital payment of $6.0 million. The working capital payment will be based off actual working capital as of March 14, 2016 pursuant to the purchase agreement, but for purposes of the pro forma balance sheet the adjustment has been applied to working capital as of December 31, 2015.

(b)

Reflects the Company’s cash consideration from the Merger, which is calculated by multiplying $2.57 per unit times 23,250,000, the number of RNP Common Units held by the Company at the time of the Merger.

(c)

Reflects the fair value of the approximately 24.2 million CVR Common Units received by the Company, which is based on the closing price for CVR Common Units on March 31, 2016 of $8.36 per unit. The Company received 1.04 CVR Common Units for each RNP Common Unit held by the Company at the closing of the Merger.

(d)	Reflects loss from payoff of Preferred Stock in connection with the Merger.
(e)	Reflects loss from pay-down of Tranche A Loans in connection with the Merger.
(f)	Reflects the proportional write-off of discount and debt issuance costs related to the Tranche A Loans repaid in connection with the Merger.

Pro Forma Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

(1)

Reflects the deconsolidation of Pasadena Holdings’ results of operations as if the disposition occurred on January 1, 2013. All amounts are derived from the Company’s historical consolidated financial statements.

(2)	Reflects the deconsolidation of RNP’s results of operations as if the disposition occurred on January 1, 2013. All amounts are derived from the Company’s historical consolidated financial statements.
(3)

Reflects the elimination of costs that the Company will not incur now that Pasadena Holdings and RNP have been sold. These costs include partnership level expenses such as professional fees, board costs, equity-based compensation and executive compensation that are not expected to continue on an on-going basis.

(4)	Reflects the elimination of interest expense and amortization of discount and debt issuance costs related to the $41.8 million of Tranche A Loans paid off in connection with the Merger.
(5)	Reflects the Company’s 6.3% share of CVR’s income for the year, including RNP, excluding Pasadena Holdings. The Company’s investment in CVR will be accounted for under the equity method of accounting.

(6)	Reflects the elimination of dividends on the Preferred Stock, which were repurchased and cancelled in connection with the Merger.
(7)

Reflects loss on sale of Pasadena Holdings, which is comprised of $11.0 million of gross proceeds, less $0.7 million of estimated transaction costs, compared to Pasadena Holdings’ net book value of $158.5 million as of January 1, 2013.

(8)

Reflects gain on sale of RNP, which is comprised of $100.7 million of cash proceeds and CVR Common Units valued at $340.6 million, based on the closing price on March 31, 2016 of $8.36 per unit, compared to RNP’s, excluding Pasadena Holdings, net book value of $111.9 million as of January 1, 2013.

(9)	Reflects estimated tax expense related to the Dispositions and the transactions with the GSO Funds at the statutory tax rate after utilizing net operating tax losses.
(10)	Reflects the following adjustments to net (income) loss attributable to noncontrolling interests:

Loss on sale of Pasadena Holdings (a)	$59,485
Gain on sale of RNP, excluding Pasadena Holdings (b)	(132,111)
Total adjustments	$(72,626)

(a)	Reflects the allocation of loss on sale of Pasadena Holdings to the noncontrolling interests.
(b)	Reflects the allocation of gain on sale of RNP, excluding Pasadena Holdings, to the noncontrolling interests.